FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made and entered into as of this 30th day of March, 1996, by and between Micro Component Technology, Inc., a Delaware corporation ("Employer"), and John Matsushima ("Employee"), for the purpose of amending the Employment Agreement dated March 17, 1995 ( the "Agreement").

      In consideration of the mutual terms and conditions contained herein, the parties hereby agree as follows:

      1.    Section 5 of the Agreement is hereby amended to state as follows:

            5. Change in Control. In the event of a change in control of Employer which occurs as the result of a merger, a sale of all or substantially all of Employer's assets, or the acquisition of a majority of Employer's outstanding stock by a single party or a group acting in concert, Employer shall pay Employee the sum of $130,000 in cash and less withholding for applicable taxes, unless Employee enters into a new written employment agreement with Employer or its successor within 30 days after the effective date of such change in control. The required payment shall be made upon completion of the transition following the change in control, which shall not exceed six months, provided Employee assists in such transition to the extent requested. Employee shall be compensated for services rendered during the transition period at his rate of compensation in effect immediately prior to the change in control.

This Section 5 shall supersede Section 4 of the Agreement in the event of a change in control.

      2. Section 10 of the Agreement is hereby amended to add the following new sentence: This agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, representatives, successors and permitted assigns.

      3. Except as amended hereby, this Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        MICRO COMPONENT TECHNOLOGY


                                        By:  __________________________
                                             Its ______________________


                                        __________________________
                                        John Matsushima